UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2017

WageWorks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35232	94-3351864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Park Place, 4th Floor

San Mateo, California 94403

(Address of principal executive offices, including zip code)

(650) 577-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Change in Control and Severance Agreements.

On April 17, 2017, we amended the Executive Severance Benefit Agreements (the “Amended Severance Agreements”) with our named executive officers, Joseph Jackson, Edgar Montes, Colm Callan, and Kimberly Wilford. Each named executive officer’s Amended Severance Agreement supersedes and replaces any and all prior severance agreements by and between us and such named executive officer, including any severance provisions of any offer letter, severance agreement, employment agreement, and equity compensation agreement. Each Amended Severance Agreement will continue until amended or terminated.

Under the applicable Amended Severance Agreement, if, during the period beginning on the date we execute the definitive agreement for a “change in control” (as defined in the applicable Amended Severance Agreement) and ending on the date that is 24 months following the closing date of such change in control (such period, the “Change in Control Period”), the named executive officer has an “involuntary termination” (as defined in the applicable Amended Severance Agreement), then, provided the named executive officer timely executes and does not revoke a release of claims and complies with his or her obligations under his or her Proprietary Information and Inventions Assignment Agreement (the “PIIA”), and complies with the non-solicitation provision in the Amended Severance Agreement, such named executive officer will receive the following benefits:

•	Continued payment of his or her base salary as then in effect for 24 months for Mr. Jackson, 15 months for Mr. Montes, and 12 months for Mr. Callan and Ms. Wilford;

•	Reimbursement of COBRA premiums on a tax-neutral basis for the named executive officer and his or her qualified dependents for 18 months for Mr. Jackson, 15 months for Mr. Montes, and 12 months for Mr. Callan and Ms. Wilford;

•	A lump sum amount equal to 100% (200% for Mr. Jackson) of the annual target bonus in effect for the named executive officer for the year in which the named executive officer’s involuntary termination occurs; and

•	Accelerated vesting as to 100% of the named executive officer’s unvested equity awards that are outstanding immediately prior to the named executive officer’s involuntary termination.

Under the Amended Severance Agreements, if, outside of the Change in Control Period, a named executive officer has an involuntary termination, then, provided such named executive officer timely executes and does not revoke a release of claims, complies with his or her obligations under the named executive officer’s PIIA, and complies with the non-solicitation provision in the named executive officer’s Amended Severance Agreement, such named executive officer will receive the following benefits:

•	Continued payment of his or her base salary as then in effect for 18 months for Mr. Jackson, 15 months for Mr. Montes, or 12 months for Mr. Callan and Ms. Wilford; and

•	Reimbursement of COBRA premiums on a tax-neutral basis for the named executive officer and his or her qualified dependents for 18 months for Mr. Jackson, 15 months for Mr. Montes, or 12 months for Mr. Callan and Ms. Wilford.

•	In the case of Mr. Jackson only:

•	An additional 18 months of vesting for all stock options that are outstanding on the date of his involuntary termination that are subject solely to time-based vesting; and

•	With regard to equity awards that (i) are eligible to vest, in whole or in part, based on the achievement of one or more performance metrics and (ii) were granted more than 12 months before his involuntary termination, Mr. Jackson will be eligible to vest in each award as to (x) the portion of such award that otherwise would be eligible to vest based on actual achievement of the relevant performance metrics during the full performance period multiplied by (y) a fraction where the numerator is the total number of calendar days between the beginning of the applicable performance period and the date of the involuntary termination and the denominator is the total number of days in the performance period.

or

•	In the event his involuntary termination is due to his death or “incapacity” (as defined in his Amended Severance Agreements), then 100% of the unvested portion of each of his equity awards will become immediately vested and exercisable.

Each Amended Severance Agreement provides that, if, outside of the Change in Control Period, a named executive officer has an involuntary termination, then, provided such named executive officer timely executes and does not revoke a release of claims and complies with his or her obligations under the named executive officer’s PIIA, such named executive officer will receive the following benefits:

•	Continued payment of his or her base salary as then in effect for one month; and

•	Reimbursement of COBRA premiums on a tax-neutral basis for the named executive officer and his or her qualified dependents for one month.

If Mr. Jackson’s employment with us terminates due to his death or “incapacity,” then he will receive the severance benefits described above, subject to complying with the terms and conditions described above.

If the employment of Mr. Montes, Mr. Callan, or Ms. Wilford terminates with us due to his or her death or “incapacity” (as defined in the applicable Amended Severance Agreement) and such named executive officer holds one or more unvested equity awards immediately prior to such termination, then 100% of the unvested portion of each of his or her equity awards will become immediately vested and exercisable. In addition, he or she will receive the COBRA reimbursements and corresponding tax gross-up payments described above, subject to compliance with the terms and conditions described above.

If any of the severance and other benefits provided for in an Amended Severance Agreement or otherwise payable to a named executive officer (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to excise tax under Section 4999 of the Internal Revenue Code, then the 280G Payments will be delivered in full or delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax, whichever results in the greater amount of after-tax benefits to such named executive officer. The Amended Severance Agreements do not require us to provide any tax gross-up payment to any named executive officer.

In addition, Mr. Jackson’s Amended Severance Agreement provides that he will continue to serve as the chairman of our board of directors and our chief executive officer. Mr. Jackson will continue to be paid a base salary at the annualized rate of $750,000 and, for each year he is employed by us, will be eligible to receive a cash bonus at a target amount and dollar amount determined by the compensation committee of our board of directors, but which target amount will not be less than 100% of Mr. Jackson’s base salary received during such fiscal year. The actual bonus payable for each fiscal year will depend on Mr. Jackson’s performance and the extent to which Mr. Jackson has achieved the performance goals established for him for that year.

The foregoing description of the Amended Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Severance Agreements. A copy of the Amended Severance Agreement with Mr. Jackson is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of the Form of Amended and Restated Executive Severance Benefit Agreement on which the Amended Severance Agreements with the other named executive officers are based is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Numbers

10.1 Third Amended and Restated Employment Agreement between the Company and Joseph Jackson dated April 18, 2017.

10.2 Form of Amended and Restated Executive Severance Benefit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAGEWORKS, INC.

By:	/s/ Kimberly L. Wilford
	Name:	Kimberly L. Wilford
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: April 21, 2017